STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM   10/18/1991
                                                         912915175 - 2276569




                                STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION

                                       OF

                       INTERACTIVE MEDIA ENTERPRISES LTD.

     I, (We) the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the corporation is:

                       INTERACTIVE MEDIA ENTERPRISES LTD.

     SECOND: The registered office of the corporation and place of business in the State of Delaware is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any and all things therein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     To do any lawful act or thing for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the corporation is authorized to issue is 3000 shares no par value itemized as follows:

              SERIES       NUMBER                PAR VALUE/SHARE OR ARE
CLASS        (IF ANY)    OF SHARES               THEY WITHOUT PAR VALUE?

Common                     3000                      No Par Value

     FIFTH: The name and address of each incorporator(s) is/are as follows:

                  Joan Terry
                  500 Central Avenue
                  Albany, NY 12206



                                 DELAWARE - 1991
                                     PAGE 1


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     SIXTH: The directors shall have power to make and to alter or amend the
By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of this Corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by Law or the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the state of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be in nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

     IN WITNESS WHEREOF, I (we) have hereunto set my (our) hand(s) and seal this 17th day of October, 1991.

/s/ Joan Terry
------------------------------------
Joan Terry, Incorporator








                                 DELAWARE - 1991
                                     PAGE 2



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                            CERTIFICATE OF AMENDMENT

                            Before Payment of Capital

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       INTERACTIVE MEDIA ENTERPRISES LTD.

                       ----------------------------------

                         Pursuant to Section 241 of the
                        Delaware General Corporation Law

     I, THE UNDERSIGNED, being the Sole Incorporator of the above named corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     1. The Certificate of Incorporation of this Corporation be, and it hereby is, amended by changing the article thereof numbered "First" to read as follows:

     "FIRST: The name of the Corporation is:

                       INTERACTIVE MEDIA GROUP (USA) LTD."

     2. The Corporation has not received any payment for any of its stock. This amendment was duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law by the unanimous written consent of all of the incorporators of the Corporation.

     IN WITNESS WHEREOF, I have duly executed this Certificate of Amendment this 7th day of November, 1991.

                                            /s/ JOAN TERRY
                                            ------------------------------------
                                            JOAN TERRY, Incorporator